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                                                                      Exhibit 15

August 2, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated July 30, 2004 on our review of interim financial information of Honeywell International Inc. (the "Company") as of and for the period ended June 30, 2004 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in its Registration Statements on Form S-8 (Nos. 33-09896, 33-51455, 33-55410, 33-58347, 333-57515, 333-57517, 333-57519, 333-83511, 333-34764, 333-49280,
333-57868, 333-91582, 333-91736, 333-105065 and 333-108461), and Form S-3 (Nos.
33-14071, 33-55425, 333-22355, 333-49455, 333-68847, 333-74075, 333-34760,
333-86874 and 333-101455), and on Form S-4 (No. 333-82049).

Very truly yours,

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP